TRIDEX CORPORATION AND SUBSIDIARIES
                  Exhibit 11 Computation of Per Share Earnings
                             (Dollars in Thousands)
                                   (Unaudited)

                                                          Quarters Ended
                                                 -------------------------------
                                                 March 31, 1998  March 29, 1997

BASIC:
  EARNINGS:
   Income (loss) from continuing operations      $        47     $      (175)
   Income from discontinued operations                                   813
                                                 -------------------------------
   Net income available to common stockholders   $        47     $       638
                                                 ===============================

  SHARES:
   Weighted average common shares outstanding      5,351,000       4,528,000
                                                 ===============================

  EARNINGS PER SHARE - BASIC:
   Income (loss) from continuing operations      $      0.01     $     (0.05)
   Income from discontinued operations                  0.00            0.19
                                                 -------------------------------
   Net income                                    $      0.01     $      0.14
                                                 ===============================

DILUTED:
  EARNINGS:
   Income (loss) from continuing operations      $        47     $      (175)
   Income from discontinued operations                                   813
                                                 -------------------------------
   Net income available to common stockholders   $        47     $       638
                                                 ===============================

  SHARES:
   Weighted average common shares outstanding      5,351,000       4,528,000
   Dilutive effect of outstanding options and
     warrants as determined by the treasury
     stock method                                    241,000         294,000
                                                 -------------------------------
                                                   5,592,000       4,822,000
                                                 ===============================

  EARNINGS PER SHARE - DILUTED:
   Income (loss) from continuing operations      $      0.01     $     (0.04)
   Income from discontinued operations                  0.00            0.17
                                                 -------------------------------
   Net income                                    $      0.01     $      0.13
                                                 ===============================


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